Exhibit 99.1

PG&E Corporation BUSINESS UPDATE November 5, 2018

Forward-Looking Statements This presentation contains statements regarding management’s expectations and objectives for future periods as well as forecasts and estimates regarding the proposed Community Wildfire Safety Program, clean vehicles and electric vehicle chargers goals, investments to modernize gas and electric infrastructure, new energy landscape, electric vehicles growth opportunities, 2018-2023 capital expenditures, 2018-2023 weighted average ratebase, capital expenditures and ratebase assumptions, 2018 Items Impacting Comparability, Tax Cuts and Jobs Act expected impact, 2018 Items Impacting Comparability Guidance, and 2018 general earnings sensitivities. It also includes 2018 assumptions regarding capital expenditures, authorized rate base, authorized cost of capital, and certain other factors. These statements and other statements that are not purely historical constitute forward-looking statements that are necessarily subject to various risks and uncertainties. Actual results may differ materially from those described in forward-looking statements. PG&E Corporation and the Utility are not able to predict all the factors that may affect future results. Factors that could cause actual results to differ materially include, but are not limited to: • the impact of the Northern California wildfires, including whether the Utility will be able to timely recover costs incurred in connection thereto in excess of the Utility’s currently authorized revenue requirements; the timing and outcome of the remaining wildfire investigations and the extent to which the Utility will have liability associated with these fires; the timing and amount of insurance recoveries; and potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC or any other law enforcement agency were to bring an enforcement action and determined that the Utility failed to comply with applicable laws and regulations; • the timing and outcome of the Butte fire litigation and of any proceeding to recover costs in excess of insurance through regulatory mechanisms and the timing of such recovery; and whether additional investigations and proceedings in connection with the Butte fire will be opened and any additional fines or penalties imposed on the Utility; • whether PG&E Corporation and the Utility are able to successfully challenge the application of the doctrine of inverse condemnation to investor-owned utilities; • whether the Utility will be able to obtain full recovery of its significantly increased insurance premiums, and the timing of any such recovery; • whether the Utility can obtain wildfire insurance at a reasonable cost in the future, or at all, and whether insurance coverage is adequate for future losses or claims; • the timing and outcome of any CPUC decision related to the Utility’s March 30, 2018 submissions in connection with the impact of the Tax Cuts and Jobs Act of 2017 on the Utility’s rate cases, and its implementation plan; • the timing and outcomes of the 2019 GT&S rate case, 2020 GRC, FERC TO18, TO19, and TO20 rate cases, 2018 CEMA, WEMA, FHPMA, future cost of capital proceeding, and other ratemaking and regulatory proceedings; • the timing and outcome of future regulatory and legislative developments in connection with SB 901, including the customer harm threshold in connection with the Northern California wildfires, and future wildfire reforms; • the ability of PG&E Corporation and the Utility to access capital markets and other sources of financing in a timely manner on acceptable terms; • further credit ratings downgrades that could, among other things, result in higher borrowing costs, fewer financing options, and additional collateral posting, especially if PG&E Corporation’s or the Utility’s credit ratings were to fall below investment grade; • the cost of the Utility’s community wildfire safety program, and the timing and outcome of any proceeding to recover such cost through rates; • the timing and outcomes of phase two of the ex parte order instituting investigation (OII) and of the safety culture OII; • the Utility’s ability to efficiently manage capital expenditures and its operating and maintenance expenses within the authorized levels of spending and timely recover its costs through rates, and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; • the outcome of the probation and the monitorship, the timing and outcomes of the debarment proceeding, the Safety and Enforcement Division’s (SED) unresolved enforcement matters relating to the Utility’s compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced, and the ultimate amount of fines, penalties, and remedial and other costs that the Utility may incur as a result; and • the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2017, their joint quarterly reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, respectively, and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. Information regarding 2018 Assumptions, 2018 Items Impacting Comparability, 2018 Items Impacting Comparability Guidance, and 2018 General Earnings Sensitivities was issued on November 5, 2018. Unless otherwise indicated, the statements in this presentation are made as of this date and PG&E Corporation undertakes no obligation to update information contained herein. This presentation was attached to PG&E Corporation’s Current Report on Form 8-K that was furnished to the SEC on November 5, 2018, and also is available on PG&E Corporation’s website at www.pgecorp.com. 2

Leading the Way on Energy with a Strong Financial Foundation FOCUS ON OPERATIONAL EXCELLENCE • Relentless focus on safety culture and performance • Continued reliability and operational improvements • Improving customer service through continuous innovation KEY ADVANTAGES • Constructive regulatory structure • One of the greenest utilities in the country • California clean energy policies drive capital investment POSITIONED FOR CONTINUED GROWTH • Enhance Safety and Reliability • Enabling California’s clean energy economy • Focus on customer affordability SUSTAINABLE LONG-TERM GROWTH ~$6-7B Planned annual capex investment 2018-2023 ~7-8.5% Estimated ratebase growth 2018-2023 See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. 3

Agenda Focus on Operational Excellence Key Advantages Positioning for the Future

PG&E System At a Glance

2017 Revenue Sources



General Rate Case ~43%
Gas Transmission & Storage ~7%
Electric Transmission ~9%
Pass-through ~41%
California Public Utilities Commission
Federal Energy Regulatory Commission

Key Highlights

Employees	~23,000
Californians served	~16M
Net income (2017)	~$1.7B
Ratebase (2017)	~$34.4B
Miles of electric lines	~130,000
Miles of natural gas pipelines	~50,000
MW utility-owned generation	~7,700
GWh electricity generated and procured (2017)	~61,400
Carbon-free and renewable energy delivered	~80%

5

Comprehensive Program to Address Wildfire Risk

Proposed Community Wildfire Safety Program [1]

Increase Situational Awareness	Infrastructure Hardening	Enhanced Operational Practices
~600 HD Cameras providing coverage for >90% of HFTD [2]	**~2,800** miles of tree wire in HFTD	**12'** radial vegetation clearance
~1,300 weather stations	**~80K** strengthened poles	**4'** conductor to sky vegetation overhang clearing
24/7 Wildfire Safety Operations Center during peak season	**~7K** miles of system hardening in 10 years	**~25K** line miles enhanced vegetation management in 8 years

~$6B Program Spend through 2023 [1] [3]


($B)
1.5
1.0
0.5
-
2018
2019
2020
2021
2022
2023
CapEx
Opex

Multi-faceted program to systematically mitigate risk in targeted HFTD [2]

Note: The Community Wildfire Safety Program was established after the 2017 wildfires to implement additional precautionary measures intended to reduce wildfire risks.
(1) Program spend pending CPUC approval. Reflects plan from 2018 through 2023, except as otherwise specified. HD cameras and weather stations to be deployed by 2022.
(2) Defined as Tier 2 and 3 high-fire threat districts.
(3) Excludes forecasted base vegetation management and drought-related expense spend of ~$300 to $400 million annually.

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

6

Significant Progress on Safety in Operations

Strengthened Safety Culture and Procedures

- ✓ Investing **billions of dollars** in gas and electric safety improvements
- ✓ Testing and replacing **hundreds of miles** of natural gas pipelines
- ✓ **Installing** emergency shut off valves
- ✓ Established a **state-of-the-art gas safety operations center**
- ✓ Opened three **state-of-the-art electric distribution control centers**
- ✓ Installed **self-healing "Smart Grid" technology** able to command equipment remotely
- ✓ One of the only utilities globally to hold certifications for **best-in-class operational standards**

Achievements in Emergency Response and Safety Since 2010 (1)

- ~50% — Improvement in electric emergency response time
- ~40% — Improvement in gas emergency response time
- ~99% — Reduction in gas leak backlog
- ~45% — Reduction in gas dig-ins

(1) Operational metrics as of December 31, 2017

7

Innovative Approaches to Customer Service Customized Focused Communication Segmentation Channels Customer Focus Customer Digitized Collaboration Experience Chartwell Customer Service Award - Gold 2017 and 2018 EEI National Key Accounts Award 2017 and 2018 ESource’s Excellence in Customer Experience Award Ranked #1 in ESource’s 2017 Website Benchmark Study 8

Agenda Focus on Operational Excellence Key Advantages Positioning for the Future

Key Advantages 1 Constructive regulatory framework 2 One of the greenest utilities in the country 3 California clean energy policies 4 Multiple capital investment drivers 10

Constructive Regulatory Framework California’s Constructive Regulatory Mechanisms ?Revenues decoupled from sales ?Balancing accounts reduce cost volatility ?Forward-looking test year rate cases ?Risk-informed rate making ?Separate cost of capital proceeding 11

Sustainability Practices at the Forefront

2X More Carbon-Free and Renewable Energy Than The U.S. Average



79%
38%
PG&E
U.S. Avg
RPS
GHG Free

Shaping California Model for Energy Efficiency



PER CAPITA ELECTRICITY CONSUMPTION
ANNUAL kWh
12,000
10,000
8,000
6,000
4,000
2,000
1970
1980
1990
2000
2010
USA
CALIFORNIA

*Source: US Energy Information Administration

PG&E Customers Lead the Nation in Clean Technology Adoption

~380,000 solar customers
~20% of all U.S. rooftop solar

More than 180,000 electric vehicles
~20% of all U.S. vehicles

Top 15 greenest publicly traded companies by Newsweek
Ranked greenest energy company in the nation

12

PG&E is Critical to California’s Climate Goals California’s Climate Goals California GHG Emissions and Targets Renewable Portfolio Standard Million metric tons CO2e 500 Assembly Bill 32: Reduce to 1990 levels by 2020 Industrial 2002 20% by 2017 400 Electricity Generation 2011 33% by 2020 300 Senate Bill 32: 40% below 1990 levels by 2030 Adopted Governor’s 200 Year 2015 50% by 2030 Executive Order: Transportation 80% below 1990 levels by 2050 Governor’s Executive 100 Order: Statewide carbon 2018 60% by 2030 Residential & Commercial neutrality by 2045 Agriculture & Forestry 0 2000 2010 2020 2030 2040 2050 PG&E is advancing California’s Climate Goals ~200MW ~2M ~100K Approved energy Clean vehicles on EV chargers installed storage projects in PG&E’s grid by 2030 by 2025 PG&E’s service territory See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. 13

California Policies Drive Infrastructure Investment • Community Wildfire Safety Program Safety • Gas investments (e.g., pipeline and replacement, in-line inspection capability) Reliability • Electric investments (e.g., substation upgrades, cable upgrades) • Generation asset upgrades Sustained Investments Enabling • Grid modernization California’s • Renewable integration projects Clean Energy • Energy efficiency programs Economy • Energy storage options • Electric vehicle infrastructure • State infrastructure modernization (e.g., rail and water projects) 14

Agenda Focus on Operational Excellence Key Advantages Positioning for the Future 15

Focus Areas for Growth 1 Enhance safety and reliability 2 Enable California clean energy economy 3 Ensure customer affordability PG&E’s operating plan provides a strong foundation for future success 16

Continue to Upgrade Our Gas and Electric System % of Gas Secondary Over- % Electric Transmission % San Francisco Transmission Pressure Protection SCADA Switches Substation Modernized System Piggable on Distribution Reg Modernized Stations 94% 67% 50% 100% 47% 48% 28% 22% 34% 23% <1% 0% 2017 2021 2026 2018 2020 2022 2018 2021 2025 2015 2018 2025 ~7,000 miles of ~1,300 distribution ~1,400 automated 42 substations in San transmission pipe regulator stations switches Francisco Investments to systematically modernize infrastructure See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. 17 17

Grid Modernization Enables Clean Energy Economy

We are making purposeful investments in the grid…

Grid Visibility & Monitoring | **Grid Data Analytics** | **Grid Management & Control of DERs**



Energy Flow
Information Flow

Substation and Circuit Capacity Upgrades | **Overhead Conductor and Transformer Replacements** | **Grid Optimization & Automation**

… To meet our customers' changing needs and expectations

Transportation Electrification

Adding ~5,000 EVs to the grid each month

Distributed Generation

Interconnecting ~5,000 solar rooftops each month

Increasing Renewable Portfolio

50% RPS by 2026, and 60% by 2030

Energy Storage

Technology advancements and cost declines leading to greater opportunities

18

Pioneering the New Energy Landscape PG&E’s solutions to address CAISO-identified local reliability concerns: Oakland Clean Energy Initiative Moss Landing Storage Project Distributed Energy Resources Integrated Grid Platform This initiative would be the first time a The proposed project will be the utility has proactively leveraged grid world’s largest utility-owned modernization and local distributed transmission-connected energy clean energy resources as an storage system, which will cost-alternative to meet transmission-level effectively address local capacity reliability needs. requirements. Innovative solutions improve system reliability and support CA clean energy goals See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. 19

Electric Vehicles Present Growth Opportunities

~2M

Clean Vehicles on PG&E's grid by 2030

Investment Opportunities



Transformer
Panel
Distribution grid upgrades
Make-ready
Charger
~80%
~20%

Contribution to Carbon Reduction

~10%

Tailpipe emissions reduction in PG&E's service territory

Impact to Load

~ 1M homes

The average EV consumes about half the electricity of a typical home each year

EV investment opportunity will help to achieve CA's clean energy goals

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

20

Modernizing Rate Structures in a Changing Energy Landscape A Changing Landscape… Necessitates Regulatory Reform Element Status Est. Decision Power Charge Indifference 2018 Final Electric Vehicles Complete Adjustment Decision Intermittent home power usage Time of Use Open 2019 Net Energy Pending TBD Distributed Energy Community Choice Metering 3.0 Resources Aggregation Customers are engaging with Departing customers seeking the grid in new ways with new alternative clean energy technologies providers Rate structure should reflect grid use, not energy delivery 21

Robust Cap Ex Supports Strong Returns



Capital Expenditures ($ in B) 2018-2023
$6.5B
~$6.4B
~$5.7B
~$1.0B
~$0.1B
~$0.2B
~$7B
CWSP (2) $~700M
Other GRC $~300M
2018
2019
Currently Authorized CapEx
Incremental GRC Request
Incremental GT&S Request
Incremental TO Request
Authorized Plus Requested CapEx
Range of ~$5.7B to ~$7B annually from 2020-2023
General Rate Case (1)
Gas Transmission & Storage
Electric Transmission Owner
Range

(1) General Rate Case spend includes transportation electrification.
(2) Community Wildfire Safety Program (CWSP) proposed spend

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

22

Ratebase Supports Strong Returns 2018-2023 Weighted Average Ratebase ($ in B) (1) ~7 – 8.5% CAGR ~$52.0-56.0B ~$47.0-49.0B ~$49.5-52.5B ~$44.5-45.5B ~$40.5B $36.8B 2018 2019 (3) 2020 2021 2022 2023 General Rate Case (2) Gas Transmission & Storage Electric Transmission Owner Range (1) Weighted average ratebase reflects the estimated impacts from the Tax Cuts and Jobs Act. (2) General Rate Case spend includes transportation electrification. (3) Includes $400M for 2011-2014 spend subject to audit added in 2019. See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. 23

Cap Ex and Ratebase Assumptions Base Case Assumptions 2020 2021 2022 2023 General Rate Case L 2017 GRC Decision H 2020 GRC Filing (including CWSP) (1) Gas Transmission & Storage L 2015 GT&S Phase 2 Decision H 2019 GT&S Filing Transmission Owner L TO17 Settlement H TO20 Filing Light-Duty EV Infrastructure L&H EV Phase 1 EV Phase 2 SB350 L&H SB350 Approved Pending and future filings Potential Future Updates • 2020 and 2023 GRC rate cases • 2019 and 2022 Gas Transmission & Storage rate cases • 2018, 2019, 2020 and future Transmission Owner rate cases • Future transportation electrification • State infrastructure modernization (e.g., rail and water projects) • Future storage opportunities (1) Represents Community Wildfire Safety Program (CWSP) system hardening at proposed spending levels. See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. 24

Appendices

Table of Contents Appendix 1: Q3 2018 Earnings Results and 2018 Assumptions and Slides 27 – 30 IIC Guidance Appendix 2: Supplemental Material on Tax Reform Slide 31 Appendix 3: Q3 2018 Supplemental Earnings Materials Slides 32 – 42 Appendix 4: Leadership Bios Slides 43 – 49 Appendix 5: Timeline of Selected Regulatory Cases Slide 50 Appendix 6: Credit Metrics and Ratings Slide 51 26

APPENDIX 1 – Q3 2018 EARNINGS RESULTS AND 2018 ASSUMPTIONS AND IIC GUIDANCE

Q3 2018 Earnings Results

	Q3 Earnings (millions)	Q3 EPS	2018 Earnings (millions)	2018 EPS
Earnings on a GAAP basis	**$ 564**	**$ 1.09**	**$ 22**	**$ 0.04**
Items Impacting Comparability				
Northern California wildfire-related costs, net of insurance	31	0.06	1,639	3.17
Pipeline-related expenses	9	0.02	25	0.05
Butte fire-related costs, net of insurance	6	0.01	17	0.03
Reduction in gas-related capital disallowances	(27)	(0.05)	(27)	(0.05)
2017 insurance premiums cost recoveries	-	-	(23)	(0.05)
Earnings from Operations	**$ 582**	**$ 1.13**	**$ 1,652**	**$ 3.19**

Items Impacting Comparability (millions, pre-tax)	Q3	2018
Northern California wildfire-related costs, net of insurance	$ 43	$ 2,275
Pipeline-related expenses	13	35
Butte fire-related costs, net of insurance	9	24
Reduction in gas-related capital disallowances	(38)	(38)
2017 insurance premiums cost recoveries	-	(32)

Amounts may not sum due to rounding.

Non-GAAP Earnings from Operations is not calculated in accordance with GAAP and excludes items impacting comparability. See Appendix 3, Exhibit A for a reconciliation of Earnings per Share ("EPS") on a GAAP basis to Non-GAAP Earnings from Operations and Exhibit G for the use of non-GAAP financial measures.

27

A P P E N D I X 1 – Q 3 2 0 1 8 E A R N I N G S R E S U L T S A N D 2 0 1 8 A S S U M P T I O N S A N D I I C G U I D A N C E Q3 2018: Quarter over Quarter Comparison Earnings per Share from Operations $1.40 $0.06 $0.02 $0.01 ($0.06) $1.20 ($0.01) ($0.01) $1.00 $0.80 $0.60 $1.12 $1.13 $0.40 $0.20 $0.00 Q3 2017 Growth in Timing of Taxes Insurance Timing of 2017 Decrease in Miscellaneous Q3 2018 EPS from Rate Base Premium Operational Spend Authorized Return EPS from Operations Earnings Cost Recoveries on Equity Operations Non-GAAP Earnings from Operations is not calculated in accordance with GAAP and excludes items impacting comparability. See Appendix 3, Exhibit A for a reconciliation of Earnings per Share (“EPS”) on a GAAP basis to Non-GAAP Earnings from Operations and Exhibit G for the use of non-GAAP financial measures. 28

APPENDIX 1 – Q3 2018 EARNINGS RESULTS AND 2018 ASSUMPTIONS AND IIC GUIDANCE

2018 Assumptions as of November 5, 2018

Capital Expenditures
($ millions)

	2018
General Rate Case	4,200
Gas Transmission and Storage	1,000
Transmission Owner 19	1,300
Total Cap Ex	**$6.5 billion**

Authorized Ratebase (weighted average)
($ billions)

	2018
General Rate Case	25.9
Gas Transmission and Storage	3.8
Transmission Owner	7.1
Total Ratebase	**$36.8 billion**

Authorized Cost of Capital*

Return on Equity: 10.25%

Equity Ratio: 52%

*CPUC authorized

Other Factors Affecting Earnings from Operations

+ Incentive revenues, efficiencies and other benefits
- GT&S amounts not requested
- Ex parte settlement GT&S revenue adjustment
- Insurance premiums, net of regulatory cost recovery
- Incremental wildfire risk mitigation costs

CWIP earnings: offset by below-the-line costs

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

29

APPENDIX 1 – Q2 2018 EARNINGS RESULTS AND 2018 ASSUMPTIONS AND IIC GUIDANCE

2018 Items Impacting Comparability as of November 5, 2018

($ millions, pre-tax)	
Pipeline-related expenses (1)	40 - 50
Butte fire-related costs, net of insurance (2)	35 - 245
Northern California wildfire-related costs, net of insurance (3)	~2,290 - ~2,300
Reduction in gas-related capital disallowances (4)	(38)
2017 insurance premium cost recoveries (5)	(32)
Estimated 2018 Items Impacting Comparability Guidance Total	**~$2,295 - ~2,525**

(1) Cost of rights-of-way program expected to range from $455 million to $465 million through 2018.

(2) Butte fire-related costs, net of insurance, reflects legal costs and estimated third-party claims associated with the Butte fire, net of contractor insurance recoveries.

(3) Northern California wildfire-related costs, net of insurance, reflects estimated third-party claims, legal and other costs, and Utility clean-up and repair costs associated with the Northern California wildfires, net of probable insurance recoveries.

(4) Reduction in gas-related capital disallowances reflects a reduction in the previously recorded charge for capital costs that the Utility anticipated would be disallowed based on previous gas transmission rate case decisions.

(5) 2017 insurance premium cost recoveries includes insurance premium costs incurred in 2017, above amounts included in authorized revenue requirements, that are probable of recovery as a result of the CPUC's June 2018 decision authorizing a WEMA.

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.
See Appendix 3, Exhibit E for PG&E Corporation's 2018 Items Impacting Comparability Guidance and Exhibit G for Use of Non-GAAP Financial Measures.

30

APPENDIX 2 –SUPPLEMENTAL MATERIAL ON TAX REFORM

Tax Cuts and Jobs Act Expected Impact

Lower Customer Bills	Annual reduction in customer revenue driven by lower corporate tax rate	**~$450M** annual revenue reduction
Cash Tax Payments	Faster net operating loss amortization and ~1 year acceleration of federal tax payments	**2021 or later** (1) estimated year federal tax payments begin
Ratebase Growth	Higher ratebase growth and increased earnings primarily driven by elimination of bonus depreciation; $300M in 2018 and an additional $500M in 2019	**~$800M** incremental ratebase in 2019
Financing Needs	Higher financing needs driven by incremental ratebase growth; additional equity needs of ~$400M through 2019	**~$400M** incremental equity needs through 2019

Tax Cuts and Jobs Act results in lower customer bills and higher ratebase growth

Tax reform implementation is subject to CPUC and FERC approval.

(1) Timing will be dependent on claims payments associated with the Northern California wildfires.

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

31

APPENDIX 3 – Q3 2018 SUPPLEMENTAL EARNINGS MATERIALS

Table of Contents - 2018 Supplemental Earnings Materials

Exhibit A:	Reconciliation of PG&E Corporation's Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Earnings from Operations	Slides 33 – 34
Exhibit B:	Key Drivers of PG&E Corporation's Non-GAAP Earnings per Common Share ("EPS") from Operations	Slide 35
Exhibit C:	Operational Performance Metrics	Slides 36 – 37
Exhibit D:	Sales and Sources Summary	Slide 38
Exhibit E:	PG&E Corporation's 2018 Items Impacting Comparability Guidance	Slides 39 – 40
Exhibit F:	2018 General Earnings Sensitivities	Slide 41
Exhibit G:	Use of Non-GAAP Financial Measures	Slide 42

32

APPENDIX 3 – Q3 2018 SUPPLEMENTAL EARNINGS MATERIALS

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Earnings from Operations

(Page 1 of 2)

Third Quarter and Year to Date, 2018 vs. 2017
(in millions, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,			
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)	
(in millions, except per share amounts)	**2018**	**2017**	**2018**	**2017**	**2018**	**2017**	**2018**	**2017**
PG&E Corporation's Earnings on a GAAP basis	**$ 564**	**$ 550**	**$ 1.09**	**$ 1.07**	**$ 22**	**$ 1,532**	**$ 0.04**	**$ 2.98**
Items Impacting Comparability: (1)								
Northern California wildfire-related costs, net of insurance (2)	31	—	0.06	—	1,639	—	3.17	—
Pipeline-related expenses (3)	9	12	0.02	0.02	25	45	0.05	0.09
Butte fire-related costs, net of insurance (4)	6	42	0.01	0.08	17	27	0.03	0.05
Reduction in gas-related capital disallowances (5)	(27)	—	(0.05)	—	(27)	—	(0.05)	—
2017 insurance premium cost recoveries (6)	—	—	—	—	(23)	—	(0.05)	—
Fines and penalties (7)	—	11	—	0.02	—	47	—	0.09
Diablo Canyon settlement-related disallowance (8)	—	—	—	—	—	32	—	0.06
Legal and regulatory-related expenses (9)	—	1	—	—	—	5	—	0.01
GT&S revenue timing impact (10)	—	—	—	—	—	(88)	—	(0.17)
Net benefit from derivative litigation settlement (11)		(38)		(0.07)		(38)		(0.07)
PG&E Corporation's Non- GAAP Earnings from Operations (12)	**$ 582**	**$ 578**	**$ 1.13**	**$ 1.12**	**$ 1,652**	**$ 1,562**	**$ 3.19**	**$ 3.04**

All presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98 percent for 2018 and 40.75 percent for 2017, except for certain fines and penalties in 2017. Amounts may not sum due to rounding.

(1) "Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See Exhibit G: Use of Non-GAAP Financial Measures.

(2) The Utility incurred costs, net of insurance, of $43 million (before the tax impact of $12 million) and $2.3 billion (before the tax impact of $637 million) during the three and nine months ended September 30, 2018, respectively, associated with the Northern California wildfires. This includes accrued charges of $2.5 billion (before the tax impact of $700 million) during the nine months ended September 30, 2018, related to estimated third-party claims in connection with 14 of the Northern California wildfires. The Utility also recorded $53 million (before the tax impact of $15 million) and $120 million (before the tax impact of $34 million) during the three and nine months ended September 30, 2018, respectively for legal and other costs. In addition, the Utility incurred costs of $40 million (before the tax impact of $11 million) during the nine months ended September 30, 2018 for Utility clean-up and repair costs. These costs were partially offset by $10 million (before the tax impact of $3 million) and $385 million (before the tax impact of $108 million) recorded during the three and nine months ended September 30, 2018, respectively, for probable insurance recoveries.

(in millions, pre-tax)	**Three Months Ended September 30, 2018**	**Nine Months Ended September 30, 2018**
Third-party claims	$ —	$ 2,500
Legal and other costs	53	120
Utility clean-up and repair costs	—	40
Insurance recoveries	(10)	(385)
Northern California wildfire-related costs, net of insurance	**$ 43**	**$ 2,275**

(3) The Utility incurred costs of $13 million (before the tax impact of $4 million) and $35 million (before the tax impact of $10 million) during the three and nine months ended September 30, 2018, respectively, for pipeline-related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way.

33

APPENDIX 3 – Q3 2018 SUPPLEMENTAL EARNINGS MATERIALS

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Earnings from Operations

(Page 2 of 2)

(4) The Utility incurred costs, net of insurance, of $9 million (before the tax impact of $3 million) and $24 million (before the tax impact of $7 million) during the three and nine months ended September 30, 2018, respectively, associated with legal costs for the Butte fire. These costs were partially offset by $7 million (before the tax impact of $2 million) recorded during the nine months ended September 30, 2018 for contractor insurance recoveries.

(in millions, pre-tax)	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Legal costs	$ 9	$ 31
Insurance recoveries	—	(7)
Butte fire-related costs, net of insurance	**$ 9**	**$ 24**

(5) The Utility reduced the estimated disallowance for gas-related capital costs that were expected to exceed authorized amounts by $38 million (before the tax impact of $11 million) during the three and nine months ended September 30, 2018. The Utility had previously recorded $85 million (before the tax impact of $35 million) in 2016 for probable capital disallowances in the 2015 Gas Transmission and Storage ("GT&S") rate case. From 2012 through 2014, the Utility had recorded cumulative charges of $665 million (before the tax impact of $271 million) for disallowed Pipeline Safety Enhancement Plan- ("PSEP") related capital expenditures.

(6) As a result of the California Public Utilities Commission's ("CPUC") June 2018 decision authorizing a Wildfire Expense Memorandum Account ("WEMA"), the Utility recorded $32 million (before the tax impact of $9 million) during the nine months ended September 30, 2018 for probable cost recoveries of insurance premiums incurred in 2017 above amounts included in authorized revenue requirements.

(7) The Utility incurred costs of $11 million (not tax deductible) and $71 million (before the tax impact of $24 million) during the nine months ended September 30, 2017, respectively, for fines and penalties. This included disallowed expenses of $32 million (before the tax impact of $13 million) during the nine months ended September 30, 2017, associated with safety-related cost disallowances imposed by the CPUC in its April 9, 2015 decision ("San Bruno Penalty Decision") in the gas transmission pipeline investigations. The Utility also recorded $15 million (before the tax impact of $6 million) during the nine months ended September 30, 2017, for disallowances imposed by the CPUC in its final phase two decision of the 2015 GT&S rate case for prohibited ex parte communications. In addition, the Utility recorded $11 million (not tax deductible) and $24 million (before the tax impact of $5 million) during the nine months ended September 30, 2017, for financial remedies in connection with the settlement filed with the CPUC on March 28, 2017, related to the order instituting investigation into compliance with ex parte communication rules.

(8) The Utility recorded a disallowance of $47 million (before the tax impact of $15 million) during the nine months ended September 30, 2017, comprised of cancelled projects of $24 million (before the tax impact of $6 million) and disallowed license renewal costs of $23 million (before the tax impact of $9 million), as a result of the settlement agreement submitted to the CPUC in connection with the Utility's joint proposal to retire the Diablo Canyon Power Plant.

(9) The Utility incurred costs of $2 million (before the tax impact of $1 million) and $9 million (before the tax impact of $4 million) during the three and nine months ended September 30, 2017, respectively, for legal and regulatory related expenses incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.

(10) The Utility recorded revenues of $150 million (before the tax impact of $62 million) during the nine months ended September 30, 2017 in excess of the 2017 authorized revenue requirement, which included the final component of under-collected revenues retroactive to January 1, 2015, as a result of the CPUC's final phase two decision in the 2015 GT&S rate case.

(11) PG&E Corporation recorded proceeds from insurance, net of plaintiff payments, of $65 million (before the tax impact of $27 million) during the three and nine months ended September 30, 2017, associated with the settlement agreement in connection with the San Bruno shareholder derivative litigation that was approved by the Superior Court of California, County of San Mateo, on July 18, 2017. This included $90 million (before the tax impact of $37 million) during the three and nine months ended September 30, 2017, for proceeds from insurance, partially offset by $25 million (before the tax impact of $10 million) during the three and nine months ended September 30, 2017, for plaintiff legal fees paid in connection with the settlement.

(12) "Non-GAAP earnings from operations" is a non-GAAP financial measure. See Exhibit G: Use of Non-GAAP Financial Measures.

34

APPENDIX 3 – Q3 2018 SUPPLEMENTAL EARNINGS MATERIALS

Exhibit B: Key Drivers of PG&E Corporation's Non-GAAP Earnings per Common Share ("EPS") from Operations

Third Quarter and Year to Date ("YTD"), 2018 vs. 2017
(in millions, except per share amounts)

	Third Quarter 2018 vs. 2017		YTD 2018 vs. 2017	
	Earnings	Earnings per Common Share (Diluted)	Earnings	Earnings per Common Share (Diluted)
2017 Non- GAAP Earnings from Operations [1]	$ 578	$ 1.12	$ 1,562	$ 3.04
Growth in rate base earnings	32	0.06	97	0.18
Timing of taxes [2]	12	0.02	13	0.02
Insurance premium cost recoveries [3]	6	0.01	33	0.06
Resolution of regulatory items [4]	—	—	29	0.06
Timing and duration of nuclear refueling outages	—	—	12	0.02
Timing of 2017 operational spend [5]	(31)	(0.06)	(31)	(0.06)
Decrease in authorized return on equity [6]	(7)	(0.01)	(21)	(0.03)
Tax impact of stock compensation [7]	—	—	(44)	(0.08)
Increase in shares outstanding	—	—	—	(0.02)
Miscellaneous	(8)	(0.01)	2	—
2018 Non-GAAP Earnings from Operations [1]	**$ 582**	**$ 1.13**	**$ 1,652**	**$ 3.19**

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98 percent for 2018 and 40.75 percent for 2017, except for the tax impact of stock compensation. See Footnote 7 below. Amounts may not sum due to rounding.

(1) See Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP EPS from Operations.

(2) Represents the timing of taxes reportable in quarterly statements in accordance with Accounting Standards Codification 740, *Income Taxes*, and results from variances in the percentage of quarterly earnings to annual earnings.

(3) Represents insurance premium costs incurred during the three and nine months ended September 30, 2018, above amounts included in authorized revenue requirements, that are probable of recovery as a result of the CPUC's June 2018 decision authorizing a WEMA.

(4) Represents the impact of various regulatory outcomes during the nine months ended September 30, 2018.

(5) Represents the timing of operational expense spending during the three and nine months ended September 30, 2018, as compared to the same period in 2017.

(6) Represents the decrease in return on equity from 10.40 percent in 2017 to 10.25 percent in 2018 as a result of the 2017 CPUC final decision approving an additional extension to the original 2013 Cost of Capital decision.

(7) Represents the impact of income taxes related to share-based compensation awards under the Long-Term Incentive Plan that vested during the nine months ended September 30, 2018, as compared to the same period in 2017.

35

A P P E N D I X 3 – Q 3 2 0 1 8 S U P P L E M E N T A L E A R N I N G S M A T E R I A L S Exhibit C: Operational Performance Metrics Meets YTD 2018 Performance Results YTD Actual 2018 Target Target (1) Safety Nuclear Operations Diablo Canyon Power Plant (DCPP) Reliability and Safety DCPP Unit 1 Score 96.8 96.4 P DCPP Unit 2 Score 90.0 87.6 P Electric Operations Public Safety Index 1.9 1.0 P Gas and Electric Operations Asset Records Duration Index 1.4 1.0 P Gas Operations Gas In-Line Inspection and Upgrade Index 0.9 1.0 -Gas Dig-ins Reduction 1.63 1.84 P Employee Safety Serious Injuries and Fatalities Corrective Actions Index 1.6 1.0 P Safe Driving Rate See note (2) 6.5 See note (2) Customer Customer Satisfaction Score 77.7 75.2 P Customer Connection Cycle Time 5 10 P Financial Non-GAAP Earnings from Operations $1,652 See note (1) See note (1) See following page for definitions of the operational performance metrics. The operational performance goals set under the PG&E Corporation 2018 Short-Term Incentive Plan (“STIP”) are based on the same operational metrics and targets. (1) The 2018 target for non-GAAP earnings from operations is not publicly reported. (2) Safe Driving Rate results will be reported on an annual basis. 36

A P P E N D I X 3 – Q 3 2 0 1 8 S U P P L E M E N T A L E A R N I N G S M A T E R I A L S Definitions of 2018 Operational Performance Metrics from Exhibit C Safety Public and employee safety are measured in four areas: Nuclear Operations Safety, Electric Operations Safety, Gas Operations Safety, and Employee Safety. The safety of the Utility’s nuclear power operations, DCPP Unit 1 and Unit 2, is based on 11 performance indicators for nuclear power generation, including unit capability, on-line reliability, safety system unavailability, radiation exposure, and safety accident rate, as reported to the Institute of Nuclear Power Operations. The safety of the Utility’s electric and gas operations is represented by: • Public Safety Index - Measure consisting of a weighted index of three electric programs that evaluate the effectiveness of compliance activities in the Fire Index Areas: (1) Vegetation Non-Exempt Pole Clearing (25%), (2) Routine Line Vegetation Management (50%), and (3) Tree Mortality Mitigation Program (25%). • Gas and Electric Asset Records Duration Indices (equally weighed) - Measure consisting of a weighted index tracking the average number of days to complete the as-built process in the system of record for electric and gas capital and expense jobs from the time construction is completed in the field or released to operations: (1) Gas: Transmission (30%), (2) Gas: Station (5%), (3) Gas: Distribution (15%), (4) Electric: Transmission Line (12.5%), (5) Electric: Substation (12.5%) and (6) Electric: Distribution (25%). • Gas In-Line Inspections and Upgrades Index - Index measuring the Utility’s ability to complete planned in-line inspections and pipeline retrofit projects. • Gas Dig-Ins Reduction - Number of third-party dig-ins to the Utility’s gas assets per 1,000 Underground Service Alert tickets. A dig-in refers to any damage (impact or exposure) that result in a repair or replacement of an underground facility as a result of an excavation. The safety of the Utility’s employees is represented by: • Serious Injuries and Fatalities (SIF) Corrective Action Index - Index measuring (1) percentage of SIF corrective actions completed on time, and (2) quality of corrective actions as measured against an externally derived framework. • Safe Driving Rate - Measure tracking the total number of alerts for hard braking and hard acceleration per thousand miles driven in company vehicles equipped with in-vehicle performance monitors. Customer Customer satisfaction and service cycle time are measured by: • Customer Satisfaction Score - Overall satisfaction of customers with the products and services offered by the Utility, as measured through an ongoing survey. • Customer Connection Cycle Time - Measure tracking the 12-month average design and construction cycle time for electric residential disconnect/reconnect work requested by the Utility’s customers and performed through Express Connections (the Utility’s new customer gateway), measured in business days. Financial Non-GAAP Earnings from Operations (shown in millions of dollars) represents the non-GAAP financial measure calculated as income available for common shareholders less items impacting comparability. “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. 37

APPENDIX 3 – Q3 2018 SUPPLEMENTAL EARNINGS MATERIALS

Exhibit D: Pacific Gas and Electric Company Sales and Sources Summary

Third Quarter and Year to Date, 2018 vs. 2017

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2018	2017	2018	2017
Sales from Energy Deliveries (in millions kWh)	23,054	24,160	60,578	62,914
Total Electric Customers at September 30			5,428,318	5,381,043
Total Gas Sales (in Bcf)	219	183	620	560
Total Gas Customers at September 30			4,498,612	4,465,259
Sources of Electric Energy (in millions kWh)				
Total Utility Generation	9,319	9,410	24,056	25,239
Total Purchased Power	4,658	9,189	18,101	25,905
Total Electric Energy Delivered (1)	23,054	24,160	60,578	62,914
Diablo Canyon Performance				
Overall Capacity Factor (including refuelings)	100%	100%	92%	88%
Refueling Outage Period	None	None	2/11/18 - 3/22/18	4/23/17-6/23/17
Refueling Outage Duration during the Period (days)	None	None	39	61

(1) Includes other sources of electric energy totaling 9,077 million kWh and 5,561 million kWh for the three months ended September 30, 2018 and 2017, respectively, and 18,421 million kWh and 11,770 million kWh for the nine months ended September 30, 2018 and 2017, respectively.

Please see the 2017 Annual Report on Form 10-K for additional information about operating statistics.

38

APPENDIX 3 – Q3 2018 SUPPLEMENTAL EARNINGS MATERIALS

Exhibit E: PG&E Corporation's 2018 Items Impacting Comparability ("IIC") Guidance as of November 5, 2018

(Page 1 of 2)

2018 IIC Guidance (in millions, after-tax)	Low	High
Estimated Items Impacting Comparability: (1)		
Pipeline-related expenses (2)	$ 36	$ 29
Butte fire-related costs, net of insurance (3)	176	25
Northern California wildfire-related costs, net of insurance (4)	~1,656	~1,649
Reduction in gas-related capital disallowances (5)	(27)	(27)
2017 insurance premium cost recoveries (6)	(23)	(23)
Estimated IIC Guidance	$ ~1,818	$ ~1,653

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98 percent.

(1) "Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See Exhibit G: Use of Non-GAAP Financial Measures.

(2) "Pipeline-related expenses" includes costs to identify and remove encroachments from transmission pipeline rights-of-way. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high IIC guidance range is $14 million and $11 million, respectively.

	2018	
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range
Pipeline-related expenses	$ 50	$ 40

(3) "Butte fire-related costs, net of insurance" refers to legal costs and estimated third-party claims associated with the Butte fire, net of contractor insurance recoveries. The pre-tax range of estimated costs shown below includes $7 million of contractor insurance recoveries. Based on the cumulative charges recorded through 2017 of $1.1 billion, the cumulative range for third-party claims is $1.1 billion to $1.3 billion. The total offsetting tax impact for the low and high IIC guidance range is $69 million and $10 million, respectively.

	2018	
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range
Legal costs, net of insurance	$ 45	$ 35
Third-party claims	200	—
Butte fire-related costs, net of insurance	$ 245	$ 35

(4) "Northern California wildfire-related costs, net of insurance" refers to estimated third-party claims, Utility clean-up and repair costs, and legal and other costs associated with the Northern California wildfires, net of probable insurance recoveries. The pre-tax range of estimated costs shown below includes accrued charges through September 30, 2018 for estimated third-party claims in connection with 14 of the Northern California wildfires. Guidance reflects the low end of the estimated range of costs related to such third-party claims. The Utility is currently unable to estimate the high end of the range of costs related to third-party claims. The insurance recoveries estimate is based on an accounting assessment, but the actual timing and amount of insurance recoveries may vary. The total offsetting tax impact for the low and high IIC guidance range is $644 million and $641 million, respectively.

	2018	
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range
Third-party claims	$ 2,500	$ 2,500
Legal and other costs	160	150
Utility clean-up and repair costs	40	40
Insurance recoveries	~(400)	~(400)
Northern California wildfire-related costs, net of insurance	$ ~2,300	$ ~2,290

39

APPENDIX 3 – Q3 2018 SUPPLEMENTAL EARNINGS MATERIALS

Exhibit E: PG&E Corporation's 2018 Items Impacting Comparability ("IIC") Guidance as of November 5, 2018

(Page 2 of 2)

(5) "Reduction in in gas-related capital disallowances" reflects the reduction to estimated disallowances for gas-related costs expected to exceed authorized amounts in the 2015 GT&S rate case and the Utility's PSEP. The total offsetting tax impact for the low and high IIC guidance range is $11 million.

	2018	
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range
Reduction in gas-related capital disallowances	$ (38)	$ (38)

(6) "2017 insurance premium cost recoveries" insurance premium costs incurred in 2017, above amounts included in authorized revenue requirements, that are probable of recovery as a result of the CPUC's June 2018 decision authorizing a WEMA. The total offsetting tax impact for the low and high IIC guidance range is $9 million.

	2018	
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range
2017 insurance premium cost recoveries	$ (32)	$ (32)

Actual financial results for 2018 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

40

APPENDIX 3 – Q3 2018 SUPPLEMENTAL EARNINGS MATERIALS

Exhibit F: 2018 General Earnings Sensitivities as of November 5, 2018
PG&E Corporation and Pacific Gas and Electric Company

Variable	Description of Change	Estimated 2018 Earnings Impact
Rate base	+/- $100 million change in allowed rate base	+/- $5 million
Return on equity (ROE)	+/- 0.1% change in allowed ROE	+/- $19 million
Share count	+/- 1% change in average shares	+/- $0.04 per share
Revenues	+/- $7 million change in at-risk revenue (pre-tax), including Electric Transmission and Gas Transmission and Storage	+/- $0.01 per share

These general earnings sensitivities with respect to factors that may affect 2018 earnings are forward-looking statements that are based on various assumptions. Actual results may differ materially. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

41

A P P E N D I X 3 – Q 3 2 0 1 8 S U P P L E M E N T A L E A R N I N G S M A T E R I A L S Exhibit G: Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company: Use of Non-GAAP Financial Measures PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. “Non-GAAP earnings from operations” is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability. “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, including Northern California wildfire- and Butte fire-related costs, net of insurance, pipeline-related expenses, reduction in gas-related capital disallowances, 2017 insurance premium cost recoveries, fines and penalties, Diablo Canyon settlement-related disallowance, legal and regulatory-related expenses, GT&S revenue timing impact, and net benefit from derivative litigation settlement. PG&E Corporation uses non-GAAP earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation believes that non-GAAP earnings from operations provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. Non-GAAP earnings from operations are not a substitute or alternative for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies. 42

A P P E N D I X 4 – L E A D E R S H I P B I O S Geisha J. Williams Geisha J. Williams Chief Executive Officer (CEO) and President PG&E Corporation Geisha J. Williams was elected CEO and President of PG&E Corporation, effective March 1, 2017. Williams has more than three decades of experience in the utility industry. Under Williams’ leadership, PG&E is responsible for providing safe, reliable, affordable and clean energy to 16 million people in northern and central California. In her prior role as President, Electric, Williams led PG&E’s electric business, including transmission, distribution, power generation, nuclear operations, energy procurement and customer care. During her tenure at PG&E, the company has become a leader in renewables integration, grid modernization and smart grid technologies, while also achieving the highest percentage of clean energy deliveries in PG&E’s history at nearly 80% greenhouse gas free sources and the best electric reliability in company history. Williams came to PG&E from Florida Power and Light Company (FPL), where she was Vice President of Power Systems, Electric Distribution. Prior to that, she served as FPL’s Vice President of Distribution Operations, and held a variety of positions of increasing responsibility in FPL’s customer service, marketing, external affairs and electric operations departments. In addition to serving on the PG&E Corporation Board of Directors, Williams is a director at the Edison Electric Institute (EEI) and the Institute of Nuclear Power Operations (INPO). At EEI, she also serves on the Executive Committee and is the CEO co-Chair of the Customer Energy Solutions Policy Committee. In addition, she is on the board of the Center for Energy Workforce Development (CEWD), on the Advisory Board for the Morgan Stanley Institute for Sustainable Investing and a trustee of the California Academy of Sciences. Williams is also trustee of the University of Miami, where she earned her bachelor’s degree in engineering. She also holds a master’s degree in business administration from Nova Southeastern University. 43

A P P E N D I X 4 – L E A D E R S H I P B I O S Jason P. Wells Jason P. Wells Senior Vice President and Chief Financial Officer PG&E Corporation Jason P. Wells is Senior Vice President and Chief Financial Officer for PG&E Corporation. Wells oversees the financial activities of the company including accounting, treasury, tax, risk, business and financial planning, and investor relations. Wells began his career at PricewaterhouseCoopers, LLC, where he was most recently a senior manager. In 2007, Wells joined PG&E as the Director of technical accounting and was promoted to Senior Director and Assistant Controller of corporate accounting in 2008. In 2011, Wells became Vice President, Finance. He assumed his current position on January 2016. He earned his bachelor’s and master’s degrees in accounting from the University of Florida. Wells is a Certified Public Accountant in the state of Florida. He currently serves as the Treasurer and on the board of Habitat for Humanity Greater San Francisco. 44

A P P E N D I X 4 – L E A D E R S H I P B I O S John R. Simon John R. Simon Executive Vice President and General Counsel PG&E Corporation John R. Simon serves as Executive Vice President & General Counsel for San-Francisco-based PG&E Corporation. In his role, he oversees Law; Land and Environmental Management; and Enterprise Records Information Management. He has held his current role since March 1, 2017. John joined PG&E in 2007 and has held several senior roles within the company including Executive Vice President, Corporate Services and Human Resources and Senior Vice President, Human Resources. Before joining PG&E, John worked for TeleTech Holdings, Inc., a global provider of customer care technology and services, where he held leadership roles in legal and human resources including Executive Vice President, Global Human Capital. John holds a bachelor’s degree from Colorado College and a law degree from Georgetown University. Following law school and a judicial clerkship with United States District Judge William Skretny, he litigated commercial cases in state and federal courts, first with Proskauer Rose in Washington, D.C., and later with Hallenbeck Lascell, in Rochester, New York. John is an active member of the Bar of New York, registered as in house counsel in California, and inactive member of the Bars of Illinois and Washington, D.C. He serves on the Board of Trustees of the Marine Mammal Center in Sausalito and the California Minority Counsel Program in Sausalito and California Minority Counsel Program in San Francisco. 45

A P P E N D I X 4 – L E A D E R S H I P B I O S Steven E. Malnight Steven (Steve) E. Malnight Senior Vice President, Energy Supply and Policy Pacific Gas and Electric Company Steve Malnight is Senior Vice President, Energy Supply and Policy, of Pacific Gas and Electric Company. In this role, Malnight leads a team of dynamic and experienced professionals who develop and implement the company’s energy strategy and policy through innovative solutions, partnership integration and public advocacy at the national, state and local level. In developing and implementing the company’s strategy and policy, Malnight oversees federal, state and local government affairs, corporate sustainability, and community relations, along with PG&E’s energy procurement organization. In addition, under the company’s interim organizational structure, he has responsibility for generation, customer care, real estate and IT. Malnight held several key executive positions at Pacific Gas and Electric Company before his current assignment. Most recently, he served as Senior Vice President, Strategy and Policy, for PG&E Corporation and Pacific Gas and Electric Company. He previously served as Senior Vice President, Regulatory Affairs, where he oversaw PG&E’s regulatory policy efforts at the national and state levels, including interaction with the California Public Utilities Commission (CPUC), the California Energy Commission (CEC) and the Federal Energy Regulatory Commission (FERC). Malnight also served as Vice President, Customer Energy Solutions; Vice President, Integrated Demand Side Management; and Vice President, Renewable Energy. Before being named an officer at Pacific Gas and Electric Company, Malnight served in the PG&E Corporation Chairman’s office as Special Assistant to the Chairman, and he held management positions in customer strategy and corporate finance, where he led the company’s budgeting and planning process. He joined PG&E Corporation in 2002. Malnight holds a bachelor’s degree in chemical engineering from the University of Notre Dame and a master’s degree in business administration from the Tuck School of Business at Dartmouth. He has completed the Reactor Technology Course for Utility Executives at the Massachusetts Institute of Technology. Malnight is also active in national policy and community engagement. He serves on the board of the Smart Electric Power Alliance, a nationwide organization that supports utility participation in solar activities. He also serves on the Rebuild Northbay Foundation board and the board of Veloz, a non-profit that focuses on accelerating the shift to electric cars. 46

A P P E N D I X 4 – L E A D E R S H I P B I O S Patrick M. Hogan Patrick M. Hogan Senior Vice President of Electric Operations Pacific Gas and Electric Company Patrick M. Hogan is Senior Vice President of Electric Operations at Pacific Gas and Electric Company. Hogan oversees PG&E’s electric transmission and distribution system, which delivers safe and reliable energy to more than 16 million people throughout Northern and Central California. In addition to his electric responsibilities, Hogan has enterprise-wide responsibility for PG&E’s Transportation Services organization, managing over 14,000 vehicles and pieces of equipment. Prior to his promotion to Senior Vice President of Electric Operations in 2016, Hogan served as Vice President of Electric Strategy & Asset Management where he oversaw the company’s electric transmission and distribution assets. Hogan also led the development and deployment of technology into PG&E’s electric system. Before joining PG&E in 2013, Hogan held leadership and officer roles in transmission, distribution, operations, engineering and asset management at British Columbia Hydro, National Grid, and KeySpan. Originally from New York, Hogan holds a bachelor’s and master’s degree in electrical engineering from Manhattan College and a master’s degree in business administration from Hofstra University. His community involvement includes serving on the board of the San Francisco Ballet, and he currently resides in San Francisco. 47

A P P E N D I X 4 – L E A D E R S H I P B I O S Jesus Soto Jr. Jesus Soto Jr. Senior Vice President, Gas Operations Pacific Gas and Electric Company Jesus Soto Jr. is the Senior Vice President of Gas Operations for Pacific Gas and Electric Company. Soto is responsible for overseeing the Aviation Services, Supply Chain and Cyber and Physical Security of PG&E’s facilities. He is also responsible for overseeing and executing the day-to-day operations of the second largest natural gas system in the United States. PG&E’s natural gas system provides safe, reliable, affordable and clean natural gas service to 16 million people in northern and central California. Soto is passionate about public and employee safety. Through Soto’s leadership, PG&E became the first utility in the United States to earn several notable third-party certifications around pipeline safety and asset management, including the ISO 55001:2014 and PAS 55-1:2008 international certifications for the company’s enhancements in gas asset management; meet the rigor of the industry standard on pipeline safety management system from the American Petroleum Institute Recommended Practice (API RP) 1173; and certified to the chemical industry’s RC14001: 2013 and ISO 14001:2004 management system standard. Soto has also led PG&E’s Gas Operations organization to develop state-of-the-art technologies aimed at enhancing pipeline safety and reliability, including leak detection technology that is 1,000 times more sensitive than conventional leak detection tools. Soto’s commitment to safety has led to a significant reduction in the time it takes PG&E to respond to gas odor calls achieving top decile industry performance. Before joining PG&E in May 2012, Soto served as Vice President of Operations Services for El Paso Corporation’s Pipeline Group in Houston, TX. He led the technical services and support functions for pipeline operations and oversaw measurement, compression, reservoir and pipeline systems and Department of Transportation compliance. He was also responsible for risk and integrity management, public awareness and emergency response. Prior to that, Soto was Vice President of Engineering and Construction, leading the engineering and construction programs for ANR Pipeline, El Paso Natural Gas, Colorado Interstate Gas, Southern Natural Gas and Tennessee Gas Pipeline for onshore and offshore facilities. Soto holds a Bachelor of Science in civil engineering from the University of Texas at El Paso, a master’s degree in civil engineering from Texas A&M University, and a Master of Business Administration degree from the University of Phoenix. He currently serves as Vice Chair of the Common Ground Alliance’s board of directors. He also serves as a member of the board of directors of the American Gas Association and Interstate Natural Gas Association of America. 48

A P P E N D I X 4 – L E A D E R S H I P B I O S David S. Thomason David S. Thomason Vice President and Controller PG&E Corporation Vice President, Chief Financial Officer and Controller Pacific Gas and Electric Company David S. Thomason is Vice President and Controller of PG&E Corporation, as well as Vice President, Chief Financial Officer and Controller of Pacific Gas and Electric Company. Thomason joined PG&E in 2001 as a senior accounting analyst after starting his career with Arthur Andersen in Portland. During his 17 years at PG&E, he has held a multitude of roles, growing as a leader and gaining additional responsibilities with each new position. Functional areas he has overseen include corporate accounting, SEC reporting, tax, revenue forecasting, and financial planning and analysis. Thomason received a Master’s degree in Business Administration from the University of California, Berkeley, and a Bachelor’s degree in Accounting from the University of Oregon, Eugene. He holds registrations as a Certified Public Accountant in the states of California and Oregon. He currently serves on the board of the San Francisco Zoological Society and is a member of the Edison Electric Institute Executive Accounting Committee. 49

APPENDIX 5

Timeline of Key Regulatory Cases

		2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4
Core Rate Cases	2020 GRC	Expected Filing							Decision Expected	
Core Rate Cases	2019 GT&S			Decision Expected						
Core Rate Cases	TO18					Decision Expected				
Core Rate Cases	TO20	Filed 10/1							Decision Expected	
Core Rate Cases	Cost of Capital			Expected Filing			Decision Expected			
Financing	Short Term Debt	Filed 10/9	Decision Expected							
Financing	Customer Harm Threshold	Initiate Filing				Decision Expected				
Wildfire-Related	Wildfire Mitigation Plan		Expected Filing	Decision Expected						

Note: The rate case timelines outlined above reflect expected filing and decision time frames; actual timing may differ.

50

A P P E N D I X 6 Credit Metrics and Ratings Fitch Moody’s S&P Pacific Gas and Electric Company Senior Unsecured Debt BBB+ Baa1 BBB Short-term Debt F3 P-2 A-2 Outlook Negative Negative Negative PG&E Corporation Senior Unsecured Debt BBB Baa2 BBB-Short-term Debt F3 P-2 A-2 Outlook Negative Negative Negative 51